EXHIBIT 10.39
FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is executed on February 21, 2024, by and among BRAEMAR HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), BRAEMAR HOTELS & RESORTS INC., a Maryland corporation (the “Parent”), each lender party hereto (collectively, “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”).

R E C I T A L S

1.    Borrower, Parent, Administrative Agent, and Lenders are parties to that certain Credit Agreement (as modified, amended, renewed, extended, and/or restated, the “Credit Agreement”) dated as of July 31, 2023.

2.    The parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Credit Agreement’s sections.

2.    Amendments to the Credit Agreement.

(a)    Section 1.01 of the Credit Agreement is hereby amended to delete the definitions of “DSC Amount” and “Net Operating Income” in their entirety and to replace such definitions with the following:

“DSC Amount” means, as of any date, an amount, determined for the period of four (4) full fiscal quarters ended on (or most recently ended prior to) such date, equal to the maximum principal amount of Indebtedness that can be supported by the Adjusted NOI from Borrowing Base Properties for such period assuming (a) a 30-year amortization and an interest rate which is the greater of (i) the ten (10) year U.S. Treasury Rate as of such date plus two and one-half of one percent (2.50%) and (ii) seven and one-half of one percent (7.50%) and (b) a minimum debt service coverage of 1.55 to 1.00.

“Net Operating Income” means, for any Borrowing Base Property for any period, an amount equal to (a) the aggregate gross revenues from the operations of such Borrowing Base Property during such period, minus (b) the sum of (i) all expenses and other proper charges incurred in connection with the operation of such Borrowing Base Property during such period pro-rated as appropriate (including real estate taxes, but excluding any management fees, debt service charges, income taxes, depreciation, amortization and other non-cash expenses), and (ii) a base management fee that is the greater of three percent (3.0%) of the aggregate revenues from the operations of such Borrowing Base Property during such period or actual management fees paid and (iii) an annual replacement reserve that is the greater of four percent (4.0%) of the aggregate revenues from the operations of such Borrowing Base Property or the actual amount contributed to the replacement reserve during such period for such Borrowing Base Property.

3.    Amendments to other Loan Documents.

(a)    All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(b)    Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

4.    Conditions Precedent. This Amendment shall not be effective unless and until:

(a)    Administrative Agent receives an original of this Amendment executed by Borrower, Parent, Administrative Agent, and Lenders;

(b)    the representations and warranties in the Credit Agreement, as amended by this Amendment, and each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the date of this Amendment as though made as of the date of this Amendment except to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement;

(c)    Borrower shall have paid the estimated reasonable fees and expenses of Administrative Agent’s counsel incurred in connection with this Amendment; and

(d)    after giving effect to this Amendment, no Default or Event of Default exists.

5.    Ratifications. Each of Borrower and Parent (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent for the benefit of Lenders under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future obligations of Borrower, Parent and each Guarantor under the Credit Agreement and the Loan Documents, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Administrative Agent may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

6.    Representations. Each of Borrower and Parent represents and warrants to Administrative Agent and Lenders that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by Borrower and Parent; (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower or Parent of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower, Parent, and Guarantors and are enforceable against Borrower, Parent, and Guarantors in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by Borrower and Parent of this Amendment does not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which Borrower or Parent is a party or by which Borrower or Parent is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (f) after giving effect to this Amendment, no Default or Event of Default exists.

7.    Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

8.    Miscellaneous.

(a)    Unless stated otherwise (i) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (ii) headings and captions may not be construed in interpreting provisions, and (iii) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.

(b)    This Amendment shall be subject to the provisions regarding choice of law, submission to jurisdiction, waiver of venue, service of process, and waiver of jury trial set forth in Sections 12.14 and 12.15 of the Credit Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis.

(c)    This Amendment may be in the form of an Electronic Record (and may be delivered by e-mail or facsimile) and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same letter agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of America, N.A. of a manually signed paper Communication which has been converted into electronic form (such as scanned into pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, (i) “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time and (ii) “Communication” shall mean this Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment.

9.    Release. The Loan Parties hereby acknowledge that, as of the date hereof, the Obligations under the Credit Agreement and under the other Loan Documents are absolute and unconditional without any right of rescission, setoff, counterclaim, defense, offset, cross-complaint, claim or demand of any kind or nature from Administrative Agent. Borrower and Parent hereby voluntarily and knowingly release and forever discharge Administrative Agent, Lenders and their respective agents, employees, successors, and assigns (collectively, the “Released Parties”) from all possible claims, demands, actions, causes of action, damages, costs, expenses, and liabilities whatsoever arising from or whether known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the date hereof which any Loan Party may now or hereafter have against the Released Parties in connection with the Loan Documents, if any, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, any contracting for, charging, taking, reserving, collecting, or receiving interest in excess of the highest lawful rate applicable.

10.    Entireties. The Credit Agreement as amended by this Amendment represents the final agreement among the parties about the subject matter of the Credit Agreement as amended by this Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

11.    Parties. This Amendment binds and inures to Borrower, Parent, Administrative Agent, each Lender, and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

EXECUTED as of the date first stated above.

BRAEMAR HOSPITALITY LIMITED PARTNERSHIP
By:	Braemar OP General Partner LLC, its general partner

By:	/s/ Alex Rose
	Name:	Alex Rose
	Title:	Executive Vice President

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Alex Rose
	Name:	Alex Rose
	Title:	Executive Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Erik Truette
	Name:	Erik Truette
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Will T. Bowers, Jr.
	Name:	Will T. bowers, Jr.
	Title:	Senior Vice President

TBK BANK, SSB, as a Lender

By:	/s/ Benjamin Key
	Name:	Benjamin Key
	Title:	Vice President

MIDFIRST BANK, as a Lender

By:	/s/ Todd Wright
	Name:	Todd Wright
	Title:	Senior Vice President